EXHIBIT 10.1

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                              MANAGEMENT AGREEMENT

         This Management Agreement (the "Agreement") is made and entered into this 10th day of July, 2000 (the "Effective Date"), by and between Avatar Systems, Inc., a Texas corporation ("Employer") and Robert Charles Shreve, Jr. ("Employee").

                              W I T N E S S E T H:
                              - - - - - - - - - -

         WHEREAS, Employee is experienced and qualified to perform duties connected and associated with the business of Employer;

         WHEREAS, Employer wishes to employ Employee, and Employee wishes to be employed by Employer, upon the terms and subject to the conditions hereinafter set forth;

         WHEREAS, as a condition of Employee's employment, Employer desires to receive from Employee certain covenants and agreements; and

         WHEREAS, Employer and Employee desire to set forth in writing the terms and conditions of their agreements and undertakings with respect to these covenants, as this Agreement is a condition of Employee's employment and ancillary thereto, but does not purport to set forth all the terms of such employment.

         NOW, THEREFORE, IN CONSIDERATION of the herein recited undertakings, the compensation to be paid by Employer to Employee and the other covenants, agreements and consideration contained herein, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree as follows:

         1. Employment. Employer hereby employs Employee as an employee of Employer upon the terms and subject to the conditions hereinafter set forth.

         2. Term of Employment. Employee's term of employment under this Agreement shall begin on the effective date of this Agreement as hereinafter provided and shall, subject to early termination as hereinafter set forth in this Agreement, continue until and terminate on the third (3rd) anniversary date of the Effective Date of this Agreement (the "Initial Term"); provided, however, that the term of employment of Employee under this Agreement shall be automatically extended for an additional period of one year after the expiration of the Initial Term, unless at least thirty (30) days prior to such date either Employer or Employee shall give written notice to the other that Employee's term of employment under this Agreement shall end upon the expiration of the Initial Term. If Employee's term of employment is automatically extended at the expiration of the Initial Term, it shall be further automatically extended from year to year thereafter unless at least thirty (30) days prior to the anniversary date of any such extension, written notice is given by either Employer or Employee to the other that Employee's term of employment under this Agreement shall end on such anniversary.

         3. Employee Warranties. Employee represents and warrants to Employer that Employee (a) has the legal power and right to enter into this Agreement, and that upon execution and delivery of this Agreement by Employee to Employer, this Agreement will constitute the legal, valid, and binding obligation of Employee, fully enforceable in accordance with its terms and provisions; (b) is free to enter into the terms of this Agreement and he has no obligations inconsistent herewith; and (c) agrees to devote his best efforts to Employer's business interests to the exclusion of any affiliation in competition with Employer or that might otherwise utilize Employer's know-how or other confidential information.

MANAGEMENT AGREEMENT - Page 1

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         4.       Duties of  Employee.  For the term  provided in Paragraph 2 of this Agreement (subject to earlier termination as hereinafter provided), Employee shall be employed as President and Chief Executive Officer of Employer, and subject to applicable shareholder approval, as a director of Employer. Employee shall have such other duties and responsibilities as may from time to time be assigned to Employee by the Board of Directors of Employer.

         Employee shall report to the Board of Directors of Employer. Without limiting the generality of the foregoing, Employee shall have the following reporting obligations to the Board of Directors of Employer: (a) monthly operating financial statements and (b) quarterly presentations at mutually agreed upon dates and times regarding Employer's operations. In addition, without limiting the generality of the foregoing, Employee shall submit the following to the Board of Directors of Employer for approval: (a) an annual budget; and (b) any proposals regarding capital expenditures exceeding an aggregate of $100,000, provided that such expenditures shall not include those incurred in the ordinary course of business.

         5. Place of Employment. The duties to be performed by Employee shall be performed at the offices of Employer, located in Dallas, Texas (the "Company Headquarters"), as well as at such other temporary locations as the Board of Directors of Employer may from time to time determine or require for the performance of his duties as an employee of Employer. Employee shall not be required to make a permanent relocation as a condition of continued employment with Employer.

         6. Time Requirements. Employee shall devote substantially all of his productive time, ability and attention to the business of Employer during the term of this Agreement. Employee shall not, directly or indirectly, without the prior consent of Employer, render any services of a business, commercial or professional nature to any other organization or legal entity, whether for compensation or otherwise, during the term of this Agreement as provided in Paragraph 2 hereof, except to the extent such services do not materially interfere with the duties of Employee pursuant to this Agreement.

         7. Conduct Requirements. Employee shall, at all times during the term of this Agreement, conduct himself in such a manner as to reflect credit to Employer and shall not do or perform any acts in his capacity as an employee of Employer and/or in his personal and/or social life and/or in his financial affairs which are or may be considered improper, immoral, illegal, dishonest, indiscreet and/or may cause Employee and/or Employer to suffer loss of reputation and/or cause Employee and/or Employer embarrassment.

         8. Compensation; Benefits. Effective as of the Effective Date of this Agreement, Employer shall pay or provide to Employee during the Initial Term of this Agreement and any extension hereof (unless this Agreement is earlier terminated as hereinafter provided in Paragraph 10 hereof) the following compensation and benefits set forth in subparagraphs (a) through (c)
(collectively the "Benefits"), subject to deductions, offsets and credits as elsewhere set forth in this Paragraph 8:

MANAGEMENT AGREEMENT - Page 2

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                  (a)      Compensation.

                           (i) Salary.  Employee  shall receive an annual salary
                  of $125,000 ("Base Salary"), subject to mandatory deductions and withholdings as required by law, payable in accordance with Employer's established payroll procedures, subject to proration for any partial employment period. Employee's Base Salary may be increased at any time at the sole discretion of the Board of Directors of Employer.

                           (ii) Warrant.  Upon signing this Agreement,  Employee
                  will be issued a five-year warrant to purchase 1.6 million shares of Employer's common stock at an exercise price of $1.00 per share in substantially the same form as the Form of Warrant attached hereto as Exhibit "A" (the "Shreve Warrant").

                           (iii) Bonus. Employee may be eligible to receive an annual bonus based on Employer's annual performance, which bonus may be in the form of (a) options to purchase shares of the Company's common stock annually under terms as determined by the Board of Directors of Employer, and (b) cash in an amount not to exceed 15% of Employee's base salary as set forth in Section (a)(i) of this Paragraph, subject to mandatory deductions and withholdings as required by law. Such bonus, if any, shall be payable at such time as the Board of Directors of Employee, in its sole discretion, shall determine. Any options or warrants granted to the Employee by the Board of Directors of Employer shall be under such terms and conditions as solely determined by Employer's Board of Directors.

                  (b)      Employee Benefits.

                           (i) Medical Benefits. Employer agrees to include Employee, his spouse and his dependents, if applicable, with no delay in coverage, in any hospital, surgical, medical, disability and dental plan or plans of Employer for its employees generally from time to time during the term of this Agreement, provided Employee, his spouse and his dependents are eligible, in accordance with the terms and conditions of such plan or plans, to be covered by such plan or plans. Employer shall be entitled to effect a one-time adjustment to the salary of Employee to reflect the premium costs of inclusion of the spouse and dependents of Employee in such plans.

                           (ii) Other Benefit Plans. Employee may be eligible to
                  be included in any profit sharing, pension, deferred compensation or other benefit plans of Employer, including group term life insurance, for all or any portion of its employees, including its key employees, from time to time during the term of this Agreement. The costs of participating in any of such benefit plans shall be borne as provided in rules and regulations adopted by Employer, if applicable, from time to time dealing with any of such plans. It is agreed and understood that there shall be no obligation on the part of Employer to provide for the participation of Employee in, or to institute, any such plan or plans or to make any contribution or contributions thereunder, except that Employer shall maintain a life insurance policy on Employee in the amount of $50,000 with a beneficiary to be designated by Employee.

MANAGEMENT AGREEMENT - Page 3

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                           (iii) Vacation,  Personal Days and Holidays. Employee
                  shall be entitled to paid vacation and personal days as follows: Employee shall be entitled to three (3) weeks vacation and seven (7) personal days, which vacation shall be taken by Employee at reasonable times and on or before each anniversary of the Effective Date of this Agreement. On each anniversary of the Effective Date, Employee shall have the right to elect to be paid for any unused vacation day (but not personal days) at the then current salary of Employee. Unused vacation and personal days may be carried over if not taken prior to December 1. In addition, Employee shall be entitled to such holidays as Employer elects to provide for its employees generally.

                  (c) Other Benefits. Employee may be eligible to participate in any stock option plan, incentive compensation plan or bonus plan which may be provided by Employer or by any affiliate of Employer to its key employees, the actual participants therein, including Employee, and benefits granted thereunder, if any, to be at the sole discretion of Employer or its affiliates. Such plans are subject to any rights reserved by Employer or its affiliates to modify or terminate any such plans.

         9. Business Expenses; Reimbursement. Employee shall be entitled to receive reimbursement for, or payment directly by Employer of, all reasonable expenses incurred by Employee in the performance of his duties under this Agreement, provided that (i) Employee accounts therefor in writing pursuant to
Section 274 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) such expenses are ordinary and necessary business expenses of Employer within the meaning of Section 162 of the Code, and (iii) Employer approves such expenses in advance prior to being incurred by Employee if such expenses should exceed $10,000. Employee shall also be issued a Company credit card of Employer.

         10. Termination. This Agreement shall terminate earlier than provided in Paragraph 2 hereof upon the first to occur of any of the following:

                  (a) Death or Disability. In the event Employee shall die or become disabled during the term of this Agreement, then and in such event, this Agreement shall automatically terminate as of such date. Employer shall pay to Employee or Employee's legal representatives all Benefits as described in Section 8 of this Agreement, if any, then due and owing to Employee figured pro rata up to and including the date of death or disability.

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                  As used in this Agreement,  the term  "disability"  shall have the meaning given such term in any disability insurance policy or policies covering Employee if any such policy or policies is in force at the time a determination of disability is to be made. If no such policy is in force at such time, the term "disability" or "disabled" shall mean the physical or mental incapacity of Employee which has prevented or will prevent such Employee from substantially performing the usual duties of his employment with Employer for a substantially continuous period of at least one-hundred twenty (120) days. If there is any dispute as to whether Employee is disabled (whether or not any disability policy is in force), Employee and Employer shall each select a medical doctor duly licensed in the state of Employee's permanent residence within 15 days of the date the issue of disability first arises. The two doctors so selected shall then within 15 days thereafter mutually agree on a third medical doctor duly licensed in such state. The three doctors so selected shall then within 30 days following the selection of a third medical doctor make a determination as to whether Employee is disabled. The decision of the three medical doctors so selected shall be conclusive on all parties concerned. The cost and expense of the three medical doctors so selected shall be borne by Employer.

                  (b) Termination for Cause. This Agreement may be terminated, and Employee discharged, prior-to the expiration of the Initial Term for the reasons set forth below. Employer may at its option terminate this Agreement by giving written notice of termination to Employee without prejudice to any other remedy to which Employer may be entitled, either at law, in equity, or under this Agreement:

                           (i) upon the filing of a petition in a court of bankruptcy by Employer.

                  This  Agreement  shall  also  terminate   immediately  on  the
         occurrence of any one of the following events:

                  (ii)  Employee  breaches or neglects the duties or other terms
         of  this  Agreement   (including  making  any  representation  in  this
         Agreement that turns out to be-false);

                  (iii) Employee fails to follow any requirement, order or mandate of the Board of Directors of Employer;

                  (iv) Employee commits any dishonest act towards Employer;

                  (v)  Employee   engages  in  any  activity   involving  fraud,
         dishonesty, moral turpitude, addiction or dereliction of duty; or

                  (vi) subject to the provisions of Paragraph 10(a) above, an incapacity for any reason on the part of Employee to perform his duties for a continuous period of one hundred twenty (120) days, unless waived by Employer.


MANAGEMENT AGREEMENT - Page 5

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                  In the event of  termination  of this  Agreement  prior to the completion of the Initial Term of employment specified in it, for any reasons set forth above, Employee shall be entitled to the Benefits as described in Section 8 of this Agreement, including salary, earned prior to the date of termination, computed pro rata up to and including the date of termination. Employee shall be entitled to no further Benefits or compensation and will be relieved of all duties and obligations under this Agreement as of the date of termination. Notwithstanding anything provided herein, Employee understands and agrees that Employee's obligations and agreements set forth in Sections 12 and 13 shall survive the terminations of this Agreement.

                  (c) Termination Without Cause. This Agreement and Employee's employment by Employer may be terminated by Employer without cause; provided, however, Employer shall pay Employee an amount equal to the remaining Base Salary due under the terms of this Agreement plus any other accrued but unpaid Benefits as described in Section 8 of this Agreement. Payment of the remaining Base Salary shall be made in equal monthly payments for the remaining term of this Agreement or in a lump sum amount at the discretion of Employer. Notwithstanding the foregoing, Employer shall have no obligation to pay the remaining Base Salary or accrued Benefits if Employee violates, breaches or otherwise fails to comply with each and every of the terms and provisions of the Non-Compete Agreement as set forth in Section 12 hereof. Employee shall have no obligation to comply with the terms and conditions of the Non-Compete Agreement herein, unless Employer shall agree to pay Employee the Base Salary and Benefits due Employee under this Section 10(c).

                  (d) Early Termination by Employee. If Employee resigns or otherwise terminates his employment with Employer prior to the expiration of the term provided in Paragraph 2 hereof, Employee shall forfeit and shall not be entitled to receive any Benefits (other than any rights under the Shreve Warrant pursuant to the terms thereof) from Employer whatsoever except any salary and bonus actually earned by him prior to the date of termination as provided for in this Agreement. Any termination pursuant to this Paragraph 10(d) shall not limit any right or remedy that Employer may have against Employee.

         11. Status of Agreement. The Benefits or payments made under this Agreement shall be independent of and in addition to those under any other agreement which may be in effect between the parties hereto or any other compensation payable to Employee or his designees or estate by Employer and unless specifically referred to herein or unless otherwise provided by agreement or law, nothing contained herein shall be deemed to exclude Employee from any pension, profit-sharing, insurance or other benefits to which he may otherwise be or might become entitled as an employee of Employer.


MANAGEMENT AGREEMENT - Page 6

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         12.      Non-Compete Agreement.

                  (a)  Employee  acknowledges  that  the  services  rendered  to
         Employer by Employee have been and will continue to be of a special character which have a unique value to Employer and Employee has had or will have access to trade secrets and confidential information belonging to Employer, the loss of which cannot adequately be compensated by damages in an action of law. Employee acknowledges that Employer's customers and the suppliers are not generally known, and that the documents and information regarding Employer's customers, suppliers, services, methods of operation, sales, pricing, and costs are highly confidential and constitute trade secrets.

                  In consideration of the disclosure of such trade secrets to Employee, Employee agrees that, during the term of Employee's employment with Employer and (a) for a period of two years following the termination of Employee's employment with Employer if Employee voluntarily terminates his employment or is terminated for cause under
         Section 10(b)(ii)-(vi) herein or (b) for a period of one year following the termination of Employee's employment with Employer if Employee is terminated without cause, Employee:

                           (i) will not,  directly or indirectly,  own,  manage,
                  operate, control, be employed by, perform services for, be connected with ownership, management, operation, or control of any business in the oil and gas software industry in any city within the United States where the Company conducts any business operations or within a thirty-five mile radius of any such city;

                           (ii) will not,  either on his own  account or for any
                  person, firm, partnership, corporation or other entity, solicit, interfere with, or endeavor to cause any employee of Employer to leave his or her employment, or induce or attempt to induce any such employee to breach his or her employment agreement with Employer;

                           (iii) shall not solicit,  induce or attempt to induce
                  any past or  current  customer  of  Employer  to  cease  doing business in whole or in part with or through Employer, or to do business with any other person, firm, partnership, corporation or other entity.

                  Notwithstanding the foregoing, Employee may, as a passive investor, without violating the provisions hereof, own not more than 5% of the issued and outstanding stock of a publicly-held company which is engaged in the business of Employer. Additionally, the non-compete restriction set forth in Section 12(a)(i) above shall not apply if Employee is terminated under Section 10(b)(iv) herein.

         13.      Confidential Information.

                  (a) Employee recognizes that Employer's business interests require a confidential relationship between Employer and Employee and the fullest practical protection and confidential treatment of Employer's financial data, writings, computer software, sources of supply, know-how, plans and programs, and other knowledge of Employer's business, including but not limited to the identity of its customers and suppliers, its arrangements with such suppliers and customers and technical data relating to its business, products, and services (all of which is collectively referred to as the "Confidential Information"), which may in whole or in part be conceived or learned of by Employee in the course of Employee's employment with Employer.

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                  (b)  Employee  agrees to keep secret and to keep  confidential
         all   of   Employer's   Confidential   Information,   whether   or  not
         copyrightable or patentable, both during and after the termination of Employee's employment with Employer. Employee further covenants and agrees not to use or aid others in learning of or using any of Employer's Confidential Information except in the faithful performance of Employee's duties for Employer. In this regard, during the term hereof and for three (3) years following the termination of this Agreement for any reason, Employee covenants and agrees that, except insofar as authorized by Employer as a necessary disclosure to persons having a need to know consistent with the working relationship within Employer and with Employer's customers:

                           (i) Employee will not directly or indirectly disclose
                  Confidential Information to others either within or outside of Employer;

                           (ii) Employee will not use  Confidential  Information
                  for his own account and will not aid or abet others in use of it for either their account or his account or benefit;

                           (iii) Employee will not make or disclose documents or
                  copies of documents containing disclosures of Confidential Information; and

                           (iv) As to documents  which are delivered to Employee
                  or which are made as a necessary part of the working relationships and duties within Employer and with Employer's customers and suppliers, Employee will treat them confidentially and will mark them as proprietary confidential documents not to be reproduced or used without appropriate authority of Employer.

                  (c) In the event of a breach or threatened breach by Employee of the provisions of this Paragraph 13, Employer shall, in addition to any other available remedies, be entitled to an injunction restraining Employee from disclosing, in whole or in part, any such information or from rendering any services to any person to whom any such information may have been disclosed or is threatened to be disclosed.

                  (d) The covenants and agreements of Employee set forth in this Paragraph 13 are in addition to, and not in lieu of, similar provisions contained in Paragraph 12 hereof.

         14. Continuing Effect. The provisions of Paragraphs 12 and 13 of this Agreement shall continue to be binding upon Employee in accordance with the terms therein contained, notwithstanding termination of Employee's employment hereunder for any reason whatsoever.

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         15.      Corporate   Opportunities  and  Property  Rights  of  Parties.
Employee agrees that he will promptly and fully inform and disclose to Employer all business opportunities to which Employee becomes aware related to any business venture being undertaken by Employer, a subsidiary of Employer or any entity affiliated with Employer, during the term of this Agreement and any renewals of this Agreement, whether conceived by Employee alone or with others
and  whether  or  not  conceived   during  regular   working  hours.   All  such
opportunities, inventions, designs, improvements and discovery shall be the exclusive property of Employer.

         16.      Inventions, Discoveries and Improvements.

                  (a) Employee shall disclose promptly to Employer or its nominee any and all inventions, software technology, discoveries and improvements to any existing software technology of Employer conceived or made by Employee during the period of his employment and related to the business or activities of Employer and agrees to assign all of his interest therein to Employer or its nominee, whenever requested to do so by Employer and shall execute any and all applications, assignments or other instruments which Employer shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to protect otherwise Employer's interest therein. These obligations shall continue beyond the termination of employment with respect to said inventions, discoveries and improvements conceived or made by Employee during the period of employment and shall be binding upon Employee's assigns, executors, administrators and other legal representatives.

                  (b) Upon termination of said employment, Employee shall disclose promptly to Employer or its nominee any and all inventions, software technology, discoveries and improvements to existing software technology of Employer conceived or made by Employee during the period of his employment and shall promptly deliver to Employer all drawings, blueprints, manuals, letters, notes, notebooks, reports, and all other materials of a secret or confidential nature relating to Employer's business and which are in the possession or under the control of Employee.

                  (c) Employee shall give prompt written notice to Employer of any and all: (a) patent applications or provisional applications filed by Employee that are based upon any and all inventions, software technology, discoveries and improvements to any existing software technology of Employer that were conceived by Employee at any time before the expiration of a two (2) year period following termination of employment (the "New Inventions"), and (b) New Inventions made by him. Employee agrees to license Employer, at Employer's sole option, any and all New Inventions. As to any New Invention, the license shall be "sole and exclusive" and shall be free of charge for a period of one year from the filing date of the patent application; provided however, that should Employee fail to file an application for patent, then the royalty free period shall be perpetual. Employer shall have the exclusive option, exercisable upon written notice to Employee at any time during a period of thirty (30) days from the date of receipt of Employee's notice of filing a patent application, to negotiate a license, for a period of time beyond the royalty free period, to the patent application and any subsequently issued patent. Such license shall be at such prices and on such terms as are at least as favorable as the Employee would receive in an arms-length transaction with a third party. If Employer fails to exercise its license option, then Employee shall be free to license third parties.


MANAGEMENT AGREEMENT - Page 9

         17.      Miscellaneous Provisions.

                  (a) Notice. All notices, demands, changes of address, requests or other communications that may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery or telegram, or by overnight courier.

                  (b) Governing Law. This Agreement shall be subject to, governed by and construed in accordance with federal law and the internal substantive laws, not the law of conflicts, of the State of Texas.

                  (c) Captions. The captions used herein are for administrative and convenience purpose only and shall not be construed in interpreting this Agreement.

                  (d) Gender. Whenever the context so requires, the masculine shall include the feminine and neuter, and the singular shall include the plural, and conversely.

                  (e) Legal Construction. If any portion of this Agreement shall be held invalid or inoperative, then so far as reasonable and possible
         (i) the remainder of this Agreement shall be considered valid and operative, and (ii) effect shall be given to the intent manifested by the portion held invalid or inoperative and that portion shall be modified to the extent necessary to render it enforceable.

                  (f) Amendments. This Agreement may be amended from time to time by an instrument in writing signed by all those who are parties to this Agreement at the time of such amendment, such instrument being designated on its face as an "Amendment" to this Agreement.

                  (g) Waiver. The failure of any party to insist in one or more instances upon the performance of any of the terms or conditions of this Agreement shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term or condition, but the obligations of any party with respect thereto shall continue in full force and effect.

                  (h) Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

                  (i) Remedies. Each party hereto acknowledges that a remedy at law for any breach or attempted breach of this Agreement will be inadequate, agrees that each other party hereto shall be entitled to specific performance and injunctive and other equitable relief in case of any such breach or attempted breach and further agrees to waive any requirement for securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. Such remedy shall be cumulative and not exclusive and shall be in addition to any other rights or remedies any party may have against the other.

MANAGEMENT AGREEMENT - Page 10

                  (j) Attorneys' Fees. If any action at law or in equity, including any action for injunctive or declaratory relief, is brought to enforce or interpret any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and expenses from the other party, which fees and expenses may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose and which fees and expenses shall be in addition to any other relief which may be awarded.

                  (k) Prior Agreements. This Agreement (and the exhibits hereto)
         contains the entire agreement between the parties hereto and supersedes any and all prior agreements, whether written or oral, between the parties with respect to the within subject matter. All other employment, salary continuation, bonus, incentive compensation and other similar agreements heretofore entered into between Employer and Employee and in effect as of the date hereof are hereby cancelled and shall be of no further force or effect.

         18. Time of the Essence. Time shall be of the essence throughout the term of this Agreement.




MANAGEMENT AGREEMENT - Page 11

                                 EMPLOYER:

                                 AVATAR SYSTEMS, INC.


                                 By:          /s/ Robert Charles Shreve, Jr.
                                    -------------------------------------------
                                       Robert Charles Shreve, Jr., President

                                 Address: 5728 LBJ Freeway, Suite 270 Dallas, Texas 75240

                                 EMPLOYEE:


                                              /s/ Robert Charles Shreve, Jr.
                                 ----------------------------------------------
                                 Robert Charles Shreve, Jr.

                                 Address:          18712 Flatstone Court
                                                   Dallas, Texas 75252







MANAGEMENT AGREEMENT - Page 12